Exhibit 10.4a

AMENDMENT NO. 1 TO

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

(Mudrick Entities)

This AMENDMENT NO. 1 TO CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into on December 8, 2022, by and among InterPrivate II Acquisition Corp., to be renamed Getaround, Inc., a Delaware corporation (the “Issuer”), and Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the “Subscriber”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Convertible Note Subscription Agreement (as defined below).

WHEREAS, the Issuer and the Subscriber previously entered into the Convertible Note Subscription Agreement, dated as of May 11, 2022 (the “Convertible Note Subscription Agreement”).

WHEREAS, the Issuer desires to amend the Transaction Agreement to, among other things, modify the Closing Merger Consideration (as defined in the Transaction Agreement as of the date of the Convertible Note Subscription Agreement) to increase the number of Escrow Shares (as defined in the Transaction Agreement as of the date of the Convertible Note Subscription Agreement) from 9,333,333 shares of Class A Common Stock to 11,000,000 shares of Class A Common Stock, but without modifying the Base Purchase Price or the Aggregate Merger Consideration (each as defined in the Transaction Agreement as of the date of the Convertible Note Subscription Agreement) (such amendment to the Transaction Agreement, the “Transaction Agreement Amendment”), and the Subscriber desires to consent to the Transaction Agreement Amendment in order that such amendment does not constitute a failure by the Issuer to satisfy the condition set forth in Section 2(e)(iii)(B) of the Convertible Note Subscription Agreement.

WHEREAS, after the date of the Convertible Note Subscription Agreement, Getaround consummated an offering of Convertible Debt Instruments (the “Getaround 2022 Bridge Notes”) as contemplated by Section 2(e)(viii)(C) of the Convertible Note Subscription Agreement for aggregate gross proceeds of $35,439,985, which Getaround 2022 Bridge Notes will automatically convert into shares of Class A Common Stock in connection with the consummation of the Business Combination at a conversion price equal to $7.00 per share, and the Issuer and the Subscriber desire to provide for the full satisfaction of the PIPE Adjustment in respect of such Getaround 2022 Bridge Notes by means of the issuance of shares of Class A Common Stock by the Issuer in accordance with such Section 2(e)(viii)(C).

WHEREAS, the Issuer and the Subscriber desire to give effect to the foregoing consent to the Transaction Agreement Amendment and satisfaction of such PIPE Adjustment and to further amend certain provisions of the Convertible Note Subscription Agreement (pursuant to and in accordance with Section 11(h) of the Convertible Note Subscription Agreement) on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Consent to Transaction Agreement Amendment. In accordance with the condition set forth in Section 2(e)(iii)(B) of the Convertible Note Subscription Agreement, the Subscriber hereby consents to the Transaction Agreement Amendment, substantially in the form attached hereto as Exhibit A, to permit the modification of the Closing Merger Consideration (as defined in the Transaction Agreement as of the date of the Convertible Note Subscription Agreement) as contemplated therein.

Section 2. Provision for PIPE Adjustment Shares. In accordance with Section 2(e)(viii)(C) of the Convertible Note Subscription Agreement, the Issuer and the Subscriber hereby agree that the PIPE Adjustment in respect of the Getaround 2022 Bridge Notes issued through the date hereof shall be satisfied in full by the Issuer’s delivery to the Subscriber on the Closing Date, substantially concurrently with the delivery to the Subscriber of the Convertible Notes, of 266,156 newly issued shares of Class A Common Stock (the “PIPE Adjustment Shares”) in book-entry form registered in the Subscriber’s name, provided that such PIPE Adjustment Shares shall constitute “Underlying Shares” for all purposes under the Convertible Note Subscription Agreement, including for the avoidance of doubt Section 5 (Registration Rights) thereof.

Section 3. Amendments to the Convertible Note Subscription Agreement.

(a) Section 1(b)(ii) of the Convertible Note Subscription Agreement shall be amended by:

(i)	replacing in the definition of Backstop Fee Payment Deadline the words “within 100 trading days following the Closing Date” with the words “on the Closing Date”; and

(ii)	adding the following sentence at the end of such section:

“The Issuer and the Subscriber further agree that, in lieu of payment of the Backstop Fee by the Issuer by the Backstop Fee Payment Deadline as contemplated hereunder, the Subscriber shall deduct an amount equal to the Backstop Fee payable to the Subscriber pursuant to this Section 1(b)(ii) from the Purchase Price that the Subscriber will deliver for the Convertible Notes pursuant to Section 2(b) in full satisfaction of the Issuer’s obligation to pay such Backstop Fee hereunder.”

(b) Section 2(c)(i)(x) of the Convertible Note Subscription Agreement shall be amended by inserting the words “(provided that, all references in this Convertible Note Subscription Agreement to the Issuer’s “Class A Common Stock” immediately following the consummation of the Transactions shall refer to the Issuer’s Common Stock, par value $0.0001 per share)” immediately following the words “Issuer’s Class A Common Stock, par value $0.0001 per share” in the definition of Class A Common Stock therein.

(c) Section 2(c)(i)(y) of the Convertible Note Subscription Agreement shall be amended by inserting the words “issuable in satisfaction of any PIPE Adjustment or” immediately following the words “the shares of Class A Common Stock” and before “underlying the Convertible Notes” in the definition of Underlying Shares therein.

(d) Section 3(b)(iii)(A)(I) of the Convertible Note Subscription Agreement shall be amended and restated in its entirety to read as follows:

“(I) pursuant to the Convertible Notes or this Convertible Note Subscription Agreement;”

(e) Section 3(b)(vi) of the Convertible Note Subscription Agreement shall be amended by inserting the words “in satisfaction of any PIPE Adjustment or” immediately following the words “when issued” and before “upon conversion of the Convertible Notes” in the second line thereof.

(f) Section 3(k) of the Convertible Note Subscription Agreement shall be amended by inserting the words “in satisfaction of any PIPE Adjustment and” immediately following the words “the number of Underlying Shares issuable” and before “upon conversion of” in the second line of the last sentence of such section.

(g) Section 10(h) of the Convertible Note Subscription Agreement is hereby amended by deleting the word “and” before clause (vii) thereof, deleting the period at the end of clause (vii) thereof and inserting “; and” in lieu thereof, and adding the following clause after clause (vii) thereof:

“(viii) securities issued or issuable pursuant to (A) one or more equity line financing arrangements pursuant to a registration statement under the Securities Act in which the Company has the right to put its securities to one or more investors or (B) one or more at-the-market offerings registered pursuant to the Securities Act involving sales by a sales agent on a best efforts basis.”

Section 4. Miscellaneous.

(a) Except as expressly modified as contemplated hereby, the Convertible Note Subscription Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Convertible Note Subscription Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder.

(b) This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Convertible Note Subscription Agreement, as though the other provisions of this Amendment were set forth in the Convertible Note Subscription Agreement.

(c) This Amendment may be amended, modified or waived only as provided in Section 11(h) of the Convertible Note Subscription Agreement, as amended hereby.

(d) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns under the Convertible Note Subscription Agreement.

(e) This Amendment may be executed and delivered in one or more counterparts (including by facsimile or electronic mail, in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Issuer and the Subscriber has executed or caused this Amendment to be executed by its duly authorized representative as of the date first set forth above.

INTERPRIVATE II ACQUISITION CORP.

By:	/s/ Ahmed M. Fattouh
Name: Ahmed M. Fattouh
Title: Chief Executive Officer

Address for Notices:

InterPrivate II Acquisition Corp. 1350 Avenue of the Americas, 2nd Floor New York, NY 10019 Attention: General Counsel bbentley@interprivate.com with a copy (which will not constitute notice) to: Greenberg Traurig, LLP 1840 Century Park East Suite 1900 Los Angeles, CA 90067 Attention: Kevin Friedmann friedmannk@gtlaw.com

[Signature Page to Amendment No. 1 to Convertible Note Subscription Agreement]

SUBSCRIBER

MUDRICK CAPITAL MANAGEMENT L.P. on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: President

Address for Notices: 527 Madison Avenue, 6th Floor New York, NY 10022 Attn: Glenn Springer Email: operations@mudrickcapital.com; [***] [***]

with a copy (which will not constitute notice) to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153-0119 Attn: Nitin Konchady nitin.konchady@weil.com

[Signature Page to Amendment No. 1 to Convertible Note Subscription Agreement]